Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS THIRD QUARTER 2023 RESULTS

HOMEBUILDING GROSS MARGIN 33.3%, RECORD HIGH IN COMPANY HISTORY
Q3 DILUTED EPS OF $1.56 AND $4.55 YEAR-TO-DATE
NEW HOME ORDERS UP 95.0% FOR THE QUARTER AND 72.7% YEAR-TO-DATE
BACKLOG UP 10.4% YOY AND 68.7% FROM END OF 2022
DEBT TO TOTAL CAPITAL OF 21.8%; NET DEBT TO TOTAL CAPITAL OF 9.0%

PLANO, Texas, October 31, 2023 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its third quarter ended September 30, 2023.

“Green Brick produced another outstanding quarter, highlighted by our $1.56 EPS and by gross margins and sales orders far outperforming the market. Benefiting from a more normalized supply chain, lower construction costs, and fewer incentives in our supply-constrained markets, homebuilding gross margin improved 90 bps year-over-year and 200 bps sequentially to 33.3%, the highest among public homebuilders and the best in company history,” said Jim Brickman, CEO and Co-Founder. “Cycle times for homes closed during the third quarter improved another 41 days sequentially, allowing us to close 16% more homes this quarter. Additionally, we ramped up starts by 79% year-over-year to 879 for the quarter, bringing year-to-date starts in line with our delivery pace for the year. We anticipate continuing to start homes at a robust pace to meet demand in our high-performing markets in Texas, Georgia and Florida.”

“In the face of a higher interest rate environment, we continued to lead our public homebuilding peers in year-to-date new order growth. Year-over-year, net new home orders of 788 homes for the third quarter and 2,677 homes year-to-date were up 95% and 73%, respectively. Our quarterly absorption rate remained elevated at 9.2 homes per community, a 74% increase year-over-year. Our cancellation rate dropped 130 bps sequentially to 6.1%, the lowest among our homebuilding peers,” continued Mr. Brickman. “Our industry leading performance was largely due to the lack of existing home supply because existing homeowners are reluctant to sell their homes and forfeit their low interest rate mortgages, as well as a lack of new home competitors in our superior infill and infill-adjacent locations. Thanks to strong demand during the quarter, we were able to grow our backlog by 10.4% year-over-year. Backlog has now increased 69% year-to-date to $623 million.”

Mr. Brickman concluded, “Our focus remains on managing our capital efficiently as we continue sourcing and closing land investments under disciplined underwriting that we believe will be accretive for our growth story. Our balance sheet is stronger than ever. At the end of the quarter, we had $223 million of cash and $360 million in available borrowings in our lines of credit, with a net debt to total capital ratio of 9.0%. Virtually all our outstanding debt was long term and carried a weighted average interest rate of 3.3%.”

Results for the Quarter Ended September 30, 2023:

(Dollars in thousands, except per share data)	Three Months Ended September 30,
	2023	2022	Change
New homes delivered	754	650	16.0%

Total revenues	$418,978	$407,944	2.7%
Total cost of revenues	279,965	274,625	1.9%
Total gross profit	$139,013	$133,319	4.3%
Income before income taxes	$98,086	$97,596	0.5%
Net income attributable to Green Brick Partners, Inc.	$72,156	$73,520	(1.9)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.56	$1.57	(0.6)%

Residential units revenue	$415,923	$396,749	4.8%
Average sales price of homes delivered	$551.5	$607.3	(9.2)%
Homebuilding gross margin percentage	33.3%	32.4%	90 bps

Backlog	$622,560	$564,026	$58,534
Homes under construction	1,934	2,276	(15.0)%

Results for the Nine Months Ended September 30, 2023:

(Dollars in thousands, except per share data)	Nine Months Ended September 30,
	2023	2022	Change
New homes delivered	2,298	2,189	5.0%

Total revenues	$1,327,328	$1,326,704	0.0%
Total cost of revenues	920,774	916,133	0.5%
Total gross profit	$406,554	$410,571	(1.0)%
Income before income taxes	$289,470	$318,511	(9.1)%
Net income attributable to Green Brick Partners, Inc.	$211,606	$236,353	(10.5)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$4.55	$4.82	(5.6)%

Residential units revenue	$1,320,730	$1,273,925	3.7%
Average sales price of homes delivered	$574.1	$579.4	(0.9)%
Homebuilding gross margin percentage	30.7%	31.1%	-40 bps
Selling, general and administrative expenses as a percentage of residential units revenue	10.8%	9.4%	140 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2023 at 12:00 p.m. Eastern Time on Wednesday, November 1, 2023. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/264359580

A telephone replay of the call will be available through December 1, 2023. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Residential units revenue	$415,923	$396,749	$1,320,730	$1,273,925
Land and lots revenue	3,055	11,195	6,598	52,779
Total revenues	418,978	407,944	1,327,328	1,326,704
Cost of residential units	277,446	268,536	915,600	879,108
Cost of land and lots	2,519	6,089	5,174	37,025
Total cost of revenues	279,965	274,625	920,774	916,133
Total gross profit	139,013	133,319	406,554	410,571
Selling, general and administrative expenses	(46,884)	(43,251)	(142,058)	(119,314)
Equity in income of unconsolidated entities	1,345	5,697	11,265	19,907
Other income, net	4,612	1,831	13,709	7,347
Income before income taxes	98,086	97,596	289,470	318,511
Income tax expense	20,975	16,963	63,154	65,678
Net income	77,111	80,633	226,316	252,833
Less: Net income attributable to noncontrolling interests	4,955	7,113	14,710	16,480
Net income attributable to Green Brick Partners, Inc.	$72,156	$73,520	$211,606	$236,353

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.58	$1.58	$4.60	$4.86
Diluted	$1.56	$1.57	$4.55	$4.82
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	45,320	46,032	45,543	48,205
Diluted	45,792	46,390	45,988	48,544

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$223,453	$76,588
Restricted cash	22,708	16,682
Receivables	9,955	5,288
Inventory	1,462,264	1,422,680
Investments in unconsolidated entities	80,210	74,224
Right-of-use assets - operating leases	7,877	3,458
Property and equipment, net	5,402	2,919
Earnest money deposits	18,212	23,910
Deferred income tax assets, net	16,448	16,448
Intangible assets, net	388	452
Goodwill	680	680
Other assets	19,049	12,346
Total assets	$1,866,646	$1,655,675
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$56,565	$51,804
Accrued expenses	110,909	91,281
Customer and builder deposits	47,239	29,112
Lease liabilities - operating leases	7,923	3,582
Borrowings on lines of credit, net	(1,983)	17,395
Senior unsecured notes, net	336,112	335,825
Notes payable	12,998	14,622
Total liabilities	569,763	543,621
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	35,236	29,239
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	47,603	47,696
Common stock, $0.01 par value: 100,000,000 shares authorized; 45,378,364 issued and outstanding as of September 30, 2023 and 46,032,930 issued and outstanding as of December 31, 2022, respectively	454	460
Additional paid-in capital	256,759	259,410
Retained earnings	940,400	754,341
Total Green Brick Partners, Inc. stockholders’ equity	1,245,216	1,061,907
Noncontrolling interests	16,431	20,908
Total equity	1,261,647	1,082,815
Total liabilities and equity	$1,866,646	$1,655,675

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change	%	2023	2022	Change	%
Home closings revenue	$415,827	$394,731	$21,096	5.3%	$1,319,393	$1,268,329	$51,064	4.0%
Mechanic’s lien contracts revenue	96	2,018	(1,922)	(95.2)%	1,337	5,596	(4,259)	(76.1)%
Residential units revenue	$415,923	$396,749	$19,174	4.8%	$1,320,730	$1,273,925	$46,805	3.7%
New homes delivered	754	650	104	16.0%	2,298	2,189	109	5.0%
Average sales price of homes delivered	$551.5	$607.3	$(55.8)	(9.2)%	$574.1	$579.4	$(5.3)	(0.9)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change	%	2023	2022	Change	%
Lots revenue	$2,026	$3,991	$(1,965)	(49.2)%	$5,569	$18,027	$(12,458)	(69.1)%
Land revenue	1,029	7,204	(6,175)	(85.7)%	1,029	34,752	(33,723)	(97.0)%
Land and lots revenue	$3,055	$11,195	$(8,140)	(72.7)%	$6,598	$52,779	$(46,181)	(87.5)%
Lots closed	19	57	(38)	(66.7)%	55	274	(219)	(79.9)%
Average sales price of lots closed	$106.6	$70.0	$36.6	52.3%	$101.3	$65.8	$35.5	54.0%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change	%	2023	2022	Change	%
Net new home orders	788	404	384	95.0%	2,677	1,550	1,127	72.7%
Revenue from net new home orders	$452,436	$251,276	$201,160	80.1%	$1,572,859	$962,497	$610,362	63.4%
Average selling price of net new home orders	$574.2	$622.0	$(47.8)	(7.7)%	$587.5	$621.0	$(33.5)	(5.4)%
Cancellation rate	6.1%	17.6%	(11.5)%	(65.3)%	6.5%	11.8%	(5.3)%	(44.9)%
Absorption rate per average active selling community per quarter	9.2	5.3	3.9	73.6%	10.8	6.8	4.0	58.8%
Average active selling communities	86	76	10	13.2%	83	76	7	9.2%
Active selling communities at end of period	86	74	12	16.2%
Backlog	$622,560	$564,026	$58,534	10.4%
Backlog units	916	841	75	8.9%
Average sales price of backlog	$679.7	$670.7	$9.0	1.3%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	September 30, 2023			December 31, 2022
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	4,456	1,144	5,600	1,901	998	2,899
Lots in communities under development	7,706	1,253	8,959	10,309	1,698	12,007
Land held for future development(1)	6,600	—	6,600	6,575	—	6,575
Total lots owned	18,762	2,397	21,159	18,785	2,696	21,481

Lots controlled
Lots under third party option contracts	1,364	3	1,367	2,212	6	2,218
Land under option for future acquisition and development	1,961	128	2,089	110	18	128
Lots under option through unconsolidated development joint ventures	1,259	345	1,604	1,289	411	1,700
Total lots controlled	4,584	476	5,060	3,611	435	4,046
Total lots owned and controlled (2)	23,346	2,873	26,219	22,396	3,131	25,527
Percentage of lots owned	80.4%	83.4%	80.7%	83.9%	86.1%	84.2%

(1) Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of September 30, 2023 and December 31, 2022.

	September 30, 2023	December 31, 2022
Total lots owned	21,159	21,481
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	2,089	128
Lots under option through unconsolidated development joint ventures	1,604	1,700
Total lots self-developed	24,852	23,309
Self-developed lots as a percentage of total lots owned and controlled	94.8%	91.3%

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and nine months ended September 30, 2023 and 2022 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Residential units revenue	$415,923	$396,749	$1,320,730	$1,273,925
Less: Mechanic’s lien contracts revenue	(96)	(2,018)	(1,337)	(5,596)
Home closings revenue	$415,827	$394,731	$1,319,393	$1,268,329
Homebuilding gross margin	$138,427	$127,861	$404,644	$393,940
Homebuilding gross margin percentage	33.3%	32.4%	30.7%	31.1%

Homebuilding gross margin	138,427	127,861	404,644	393,940
Add back: Capitalized interest charged to cost of revenues	2,968	3,105	10,456	10,303
Adjusted homebuilding gross margin	$141,395	$130,966	$415,100	$404,243
Adjusted homebuilding gross margin percentage	34.0%	33.2%	31.5%	31.9%

Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of September 30, 2023:

	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$347,127	$(223,453)	$123,674
Total Green Brick Partners, Inc. stockholders’ equity	1,245,216	—	1,245,216
Total capitalization	$1,592,343	$(223,453)	$1,368,890

Debt to total capitalization ratio	21.8%
Net debt to total capitalization ratio			9.0%

About Green Brick Partners, Inc.
Green Brick Partners, Inc. is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida and has a non-controlling interest in a Colorado homebuilder. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/homebuilders.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and in our earnings call include statements regarding (i) our position to adapt and succeed in a rapidly changing environment, including our ability to maintain industry-leading performance and gross margins; (ii) our expectations regarding trends in our markets, such as demand for single-family homes and levels of resale inventory; (iii) our ability to mitigate inventory buildup and manage pace of sales and starts, including maintaining robust level of starts; (iv) our ability to increase our market share; (v) our priorities and strategies for growth, the drivers of that growth, and the impact on our future results, including in the Austin market and expansion of our Trophy brand; (vi) our capital resources and flexibility to capitalize on market opportunities and the impact on our financial and operational performance; (vii) the advantages of our lot and land strategies and locations, including the benefits to our margins and adaptability; (viii) our beliefs that we operate in the most advantageous markets in the U.S. and the resilience of our core markets; (ix) our intention to continue strengthening our financial position and reducing leverage; (x) our beliefs regarding our position and scale, including our ability to manage costs and cycle times; (xi) our expectations regarding returns on capital, including the impact of improvements in cycle times, supply chain and labor availability and (x) our expectations and strategy on land sourcing and its impact on our growth. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) changes in macroeconomic conditions, including increasing interest rate and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) a shortage of qualified labor; (5) an inability to acquire land in our current and new markets at anticipated prices or difficulty in obtaining land-use entitlements; (6) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (7) our inability to implement new strategic investments; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing for homebuyers; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com